Exhibit 99.1
MEDIA CONTACTS:	Pam Joy
(207) 642-7337
pjoy@fairpoint.com

Connie Gemmer
(207) 774-2458, x 102
connie@bartongingold.com

USTELECOM CALLS ON THE FCC TO ACT QUICKLY ON FAIRPOINT TRANSACTION FOR VERIZON’S MAINE, VERMONT AND NEW HAMPSHIRE OPERATIONS

CHARLOTTE, NC (October 2, 2007)– FairPoint Communications, Inc. (NYSE: FRP) (“FairPoint”) today announced that in a July filing at the Federal Communications Commission (“FCC”) The United States Telecom Association (“USTelecom”) urged quick action to approve the license transfers associated with the proposed acquisition by FairPoint of Verizon Communications Inc.’s (“Verizon”) wireline operations in Maine, New Hampshire and Vermont.

USTelecom is the premier trade association representing service providers and suppliers for the telecommunications industry. USTelecom members provide a full array of services, including broadband, voice, data, and video over wireline and wireless networks.

In a letter to the FCC, USTelecom, stated, “There are powerful, positive, pro-consumer forces of change occurring in the telecommunications industry as a result of rapid technological innovation, and the Commission should allow those seeking to restructure their businesses in ways that will better serve consumers the opportunity to do so without unreasonable delay.”

USTelecom highlighted several of the merits behind the transaction, and identified FairPoint as a logical and sound choice to make this acquisition.  “The purchase of Verizon local exchange assets in New Hampshire, Maine and Vermont by FairPoint Communications, Inc. exemplifies another important competitive strategy: focusing on the needs of wireline consumers who live in rural areas and small urban markets.” USTelecom also stated, “FairPoint has a strategic focus on lower density markets. FairPoint has developed significant expertise in serving customers in rural and small urban areas in the 18 states where it currently does business.”

The USTelecom letter continued, “FairPoint’s interest in these properties is evidence that the market for these assets is working in a way that is pro-consumer, with facilities moving to companies that, given their strategic focus, value them most highly and that are best positioned to employ them to compete in the marketplace.”

Commenting on the letter, Gene Johnson, Chairman and CEO of FairPoint, noted, “We believe that USTelecom has captured the pro-consumer nature of the transaction and we are pleased that they have highlighted FairPoint’s strategic focus, expertise, and physical and human assets to provide high-quality services, particularly broadband services, to consumers in Northern New England.”

Mr. Johnson, concluded, “We welcome the support of USTelecom, and hope that the FCC and the regulators in the three states consider very seriously their endorsement.  We look forward to closing this transaction, and executing our business strategy in Northern New England.”

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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